SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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Giant Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders
PROXY STATEMENT
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECURITY OWNERSHIP OF MANAGEMENT
SHARES OWNED BY CERTAIN SHAREHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
LEGAL PROCEEDINGS
CERTAIN TRANSACTIONS
INDEBTEDNESS OF MANAGEMENT
AUDIT COMMITTEE REPORT
AUDIT FEES
FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
ALL OTHER FEES
RATIFICATION OF APPOINTMENT OF AUDITORS
STOCKHOLDERS’ PROPOSALS
OTHER MATTERS

GIANT INDUSTRIES, INC.

23733 North Scottsdale Road
Scottsdale, Arizona 85255

Notice of Annual Meeting of Stockholders

To the Stockholders of Giant Industries, Inc.:

      The Annual Meeting of Stockholders of Giant Industries, Inc. (the “Company”) will be held at the JW Marriott Desert Ridge Resort located at 5350 E. Marriott Drive, Phoenix, Arizona 85054, on Thursday, May 8, 2003, at 8:00 a.m., for the following purposes:

1. To elect two directors to Class II of the Board of Directors in accordance with Article FIFTH of the Restated Certificate of Incorporation;

2. To consider and act upon a proposal to ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the Company and its subsidiaries for the year ending December 31, 2003; and

3. To transact such other business as may properly be brought before the meeting or any postponement or adjournment thereof.

      Only holders of record of the Company’s Common Stock at the close of business on March 21, 2003, will be entitled to notice of, and to vote at, such meeting. A list of stockholders entitled to vote at the meeting will be open for inspection during ordinary business hours at the Company’s corporate headquarters for any purpose germane to the meeting for 10 days prior to the date of the meeting.

      Your attention is directed to the accompanying Proxy Statement. It is important that your shares be represented and voted whether or not you expect to attend the meeting in person. Therefore, please date, sign and complete the enclosed proxy and return it without delay in the enclosed envelope, which requires no postage stamp if mailed in the United States.

By Order of the Board of Directors

FRED L. HOLLIGER
Chairman of the Board of Directors

Scottsdale, Arizona

March 28, 2003

GIANT INDUSTRIES, INC.

23733 North Scottsdale Road
Scottsdale, Arizona 85255

PROXY STATEMENT

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Giant Industries, Inc., a Delaware corporation (the “Company”), of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 8, 2003, at 8:00 a.m., or at any postponement or adjournment thereof. The Annual Meeting will be held at the JW Marriott Desert Ridge Resort located at 5350 E. Marriott Drive, Phoenix, Arizona 85054.

      This Proxy Statement and the accompanying form of proxy are being first mailed to stockholders on or about April 1, 2003. The stockholder giving the proxy may revoke it at any time before it is exercised at the meeting by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy, (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares, or (c) attending the meeting and voting in person (attendance at the meeting will not in and of itself constitute revocation of a proxy). Any proxy that is not revoked will be voted at the Annual Meeting in accordance with the stockholder’s instructions. If you return a properly signed and dated proxy card but do not mark any choices on one or more items, your shares will be voted in accordance with the recommendations of the Board of Directors as to such items. The proxy card gives authority to the proxies to vote your shares in their discretion on any other matter properly presented at the Annual Meeting.

      Only holders (the “Stockholders”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on March 21, 2003 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. On the Record Date there were 8,571,779 shares of Common Stock outstanding and 244 record holders of the Company’s Common Stock. Each share of Common Stock is entitled to one vote on each matter to be considered at the Annual Meeting. An affirmative vote of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required for the election of directors, and an affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting is required for approval of all other items being submitted to the Stockholders for their consideration. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals except the election of directors. Abstentions are included in the determination of the number of shares represented for a quorum. Abstentions will have the effect of a negative vote on a proposal. Broker non-votes are not counted for purposes of determining whether a quorum is present or whether a proposal has been approved. Proxies will be tabulated by the Company’s transfer agent. The Company shall, in advance of the Annual Meeting, appoint one or more Inspectors of Election to count all votes and ballots at the Annual Meeting and make a written report thereof.

      Proxies will be solicited from the Company’s Stockholders by mail. The cost of solicitation of proxies by the Board will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, executive officers and employees of the Company personally, by telephone, or by mail. Proxy materials also may be distributed through brokers, custodians and other like parties to the beneficial owners of the Company’s Common Stock, and the Company may reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

      The Annual Report of the Company for the year ended December 31, 2002, is being mailed to Stockholders with this Proxy Statement.

ELECTION OF DIRECTORS

Nominees

      The Board of Directors (the “Board”) of the Company currently consists of seven members. In June 2002, the size of the Board increased from five to six directors and the Board elected Larry L. DeRoin to the Board as a Class III director. In August 2002, the size of the Board increased from six to seven directors and the Board elected Brooks J. Klimley to the Board as a Class II director.

      In accordance with the terms of the Company’s Restated Certificate of Incorporation, the directors are divided into three classes. There currently are two Class I directors, two Class II directors and three Class III directors. The term of office of the Class II directors expires at the 2003 Annual Meeting of Stockholders.

      The Board of Directors proposes that Mr. Fred L. Holliger and Mr. Brooks J. Klimley be elected to serve as the Company’s Class II directors for a term of three years until the Annual Meeting of Stockholders in 2006 and until their successors are elected and qualified. Both of these nominees are currently serving as a Class II directors, and a brief description of their business experience is set forth below. UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE FOR THE ELECTION OF SUCH NOMINEES. Both nominees have consented to being named herein and have indicated their intention to serve if elected. If for any reason either nominee should become unable to serve as a director, the accompanying proxy may be voted for the election of a substitute nominee designated by the Board.

Nominee	Age (as of March 1, 2003), Principal Occupation and Business Experience

Fred L. Holliger	Fred L. Holliger, age 55, has served as a director of the Company since October 1989 and as Chairman of the Board and Chief Executive Officer of the Company since March 29, 2002. Mr. Holliger also serves as Chairman of the Nominating Committee. From October 1989 to March 29, 2002, Mr. Holliger was Executive Vice President and Chief Operating Officer of the Company. Mr. Holliger joined Giant Industries Arizona, Inc. (a principal subsidiary of the Company, “Giant Arizona”) as Senior Vice President, and President of the Giant Arizona refining division, in February 1989. Mr. Holliger also has served as the Chief Executive Officer of Phoenix Fuel Co., Inc. (“Phoenix Fuel”) since it was acquired by Giant Arizona in June 1997.
Brooks J. Klimley	Brooks J. Klimley, age 45, has served as a director of the Company since August 16, 2002. Mr. Klimley also serves as a member of the Audit Committee and the Compensation Committee. Since 2001, Mr. Klimley has been a Managing Director at Salomon Smith Barney, Inc., where he currently is the Co-Head of the Diversified Industrial Group, where he is responsible for the global client management of a variety of large capitalization industrial companies. From 1998 to 2001, Mr. Klimley was Senior Managing Director and Co-Head of the Natural Resources Group for Bear, Stearns & Co., Inc., where he led origination and execution teams covering a broad range of natural resources companies. From 1995 to 1998, Mr. Klimley was Managing Director and Global Head of the Energy and Natural Resources Group for UBS Securities LLC. From 1984-1994, Mr. Klimley was Managing Director and Co-Head of the Natural Resources Group for Kidder, Peabody & Co. Incorporated. From 1981 to 1984, Mr. Klimley worked in the Energy & Minerals Group of Chemical Bank.

      The Board of Directors recommends a vote FOR its nominees for Director.

Other Directors and Executive Officers

      The remaining directors and executive officers of the Company, as of March 1, 2003, are listed below:

	Age as of
Name	March 1, 2003	Position	Class(1)

Larry L. DeRoin	61	Director	III 2004
Richard T. Kalen, Jr.	60	Director	III 2004
James E. Acridge	62	Director	III 2004
Anthony J. Bernitsky	73	Director	I 2005
George M. Rapport	59	Director	I 2005
Morgan Gust	55	President
C. Leroy Crow	52	Executive Vice President of the Company’s Refining Group Strategic Business Unit
Carl D. Shook	64	Executive Vice President of the Company’s Refining Group Strategic Business Unit
Jack W. Keller	58	President of the Company’s Phoenix Fuel Strategic Business Unit
Miguel A. Foegal	50	Executive Vice President of the Company’s Retail Group Strategic Business Unit
S. Leland Gould	46	Executive Vice President, Governmental Affairs and Real Estate
Kim H. Bullerdick	49	Vice President, General Counsel, and Secretary
Mark B. Cox	44	Vice President, Treasurer, Chief Financial Officer, and Assistant Secretary
Gary R. Dalke	50	Vice President, Controller, Chief Accounting Officer, and Assistant Secretary

(1)	Each director’s term of office expires in the year set forth opposite his name above. Each officer serves until his successor is chosen and qualified or until his earlier resignation or removal.

      Larry L. DeRoin has served as a director of the Company since June 25, 2002. Mr. DeRoin also serves as a member of the Audit Committee, the Compensation Committee and the Nominating Committee and is Chairman of the Stock Incentive Plan Committee. Since September 2000, Mr. DeRoin has been the President of DeRoin Management, Inc., which provides investment, management and consulting services. From 1993 to September 2000, Mr. DeRoin was Chairman and Chief Executive Officer of Northern Border Partners, L.P., Chairman of the Management Committee for Northern Border Pipeline Co., and President of Northern Plains Natural Gas Co.

      Richard T. Kalen, Jr. has served as a director of the Company since December 1989. Mr. Kalen also serves as Chairman of the Compensation Committee and as a member of the Nominating Committee. He has been the President and owner of Kalen & Associates, an executive search and consulting firm, since April 1988.

      James E. Acridge has served as a director of the Company since its formation in October 1989. Mr. Acridge also serves as a member of the Nominating Committee. Mr. Acridge started Giant Arizona in

1969. From October 1989 through March 29, 2002, Mr. Acridge served as Chairman of the Board, President and Chief Executive Officer of the Company. In 2002, Mr. Acridge personally, and three entities controlled by Mr. Acridge, commenced Chapter 11 bankruptcy proceedings. The four cases are jointly administered and a trustee has been appointed for each debtor.

      Anthony J. Bernitsky has served as director of the Company since August 1996. Mr. Bernitsky also serves as a member of the Audit Committee and the Nominating Committee. Since founding it in 1982, Mr. Bernitsky has been a co-owner, director and the President of Sandia Oil Company (“Sandia”). Mr. Bernitsky also was a founder, co-owner, officer and director of Sandia Stores, a business that was substantially the same as Sandia. Until October 1998, Sandia operated a wholesale and retail gasoline business with service stations and convenience stores located in New Mexico and on the Navajo Indian Reservation. In October 1998, Sandia leased all of its operating assets to an unrelated company then known as Sandia Acquisition Company (“SAC”). SAC subsequently was renamed Sandia Oil Company and the original Sandia Oil Company was renamed PoorBern Leasing Company. Mr. Bernitsky remains a co-owner, director and the President of PoorBern Leasing Company. Mr. Bernitsky is not an owner, officer or director of the new Sandia Oil Company. Mr. Bernitsky also is a director of the New Mexico Petroleum Marketers Association.

      George M. Rapport has served as a director of the Company since September 20, 2001. Mr. Rapport also serves as Chairman of the Audit Committee and as a member of the Compensation Committee and the Stock Incentive Plan Committee. He also currently is the Senior Vice President and Chief Financial Officer of Nimir Petroleum Limited (“Nimir”), an international exploration and production company. From May 2001 to August 2001, Mr. Rapport was a Financial Advisor to Nimir. From 1993 to May 2001, he was a Managing Director — Private Banking for Chase Manhattan Bank in New York.

      Morgan Gust has served as President of the Company since March 29, 2002. From September 1998 to March 29, 2002, Mr. Gust served as Executive Vice President of the Company and Giant Arizona. Mr. Gust joined the Company in August 1990, and over the years served in various senior management positions for the Company and Giant Arizona, including Vice President, Vice President Administration, General Counsel, and Secretary.

      C. Leroy Crow has served as Executive Vice President of the Company’s Refining Group Strategic Business Unit and as Executive Vice President, Refining Group of Giant Arizona since March 2000. From February 1999 to February 2000, Mr. Crow served as Senior Vice President, Refinery Operations and Raw Material Supply for Giant Arizona. From December 1997 to February 1999, Mr. Crow served as Senior Vice President, Operations Division for Giant Arizona. From February 1996 to June 1997, when it was acquired by Giant Arizona, Mr. Crow served as the Vice President of Operations for Phoenix Fuel. Following the acquisition, Mr. Crow served as Vice President of Operations until December 1997.

      Carl D. Shook has served as Executive Vice President of the Company’s Refining Group Strategic Business Unit and as Executive Vice President, Refining Group of Giant Arizona since March 2000. From February 1999 to February 2000, Mr. Shook served as Senior Vice President, Engineering and Technical Services for Giant Arizona. From January 1998 to February 1999, Mr. Shook served as Vice President, Engineering and Analysis for Giant Arizona. From October 1996 until January 1998, Mr. Shook served as Vice President, Corporate Planning and Evaluation for Giant Arizona. From February 1995 until October 1996, Mr. Shook served as Senior Vice President of Refinery Operations for Giant Arizona.

      Jack W. Keller has served as the President of the Company’s Phoenix Fuel Strategic Business Unit since its formation in February 1999. He also has served as the President of Phoenix Fuel since Phoenix Fuel was acquired by Giant Arizona in June 1997 and as Chief Operating Officer of Phoenix Fuel since May 1998. From 1989 to June 1997, Mr. Keller served in various senior management roles with Phoenix Fuel, including President from December 1996 to June 1997, Chief Operating Officer from 1993 to 1996, and General Manager from 1989 to 1993. From December 1997 to September 1998, Mr. Keller also served as Senior Vice President, Marketing Division of Giant Arizona.

      Miguel A. Foegal has served as Executive Vice President of the Company’s Retail Group Strategic Business Unit and as Executive Vice President, Retail Group of Giant Arizona since May 2000. From March

1999 to May 2000, Mr. Foegal served as Senior Vice President, Retail Marketing for Giant Arizona. Mr. Foegal joined the Company as Vice President, Retail Marketing in February 1998. From January 1992 to February 1998, Mr. Foegal was a Regional Vice President for Circle K/ Tosco Marketing Co., where he was responsible for convenience and gas stores in the western United States.

      S. Leland Gould has served as Executive Vice President, Governmental Affairs and Real Estate of the Company and Giant Arizona since June 2002. From March 2002 to June 2002, Mr. Gould served as Executive Vice President, Director of Retail Operations of the Company and Giant Arizona. Mr. Gould joined Giant Arizona in August 2000 as Vice President, Strategic Business Development. Prior to August 2000, Mr. Gould was Vice President and National Sales Manager for Wolf Camera, a photo retail store chain with 800 stores nationwide. Prior to that, Mr. Gould served as Vice President of Fox Photo and CPI Corporation, a subsidiary of Eastman Kodak, from May 1993 to July 1998.

      Kim H. Bullerdick has served as Vice President and Secretary of the Company and Giant Arizona since December 1998 and General Counsel of the Company and Giant Arizona since May 2000. From December 1998 to May 2000, Mr. Bullerdick was Legal Department Director of the Company and Giant Arizona. From September 1998 to December 1998, Mr. Bullerdick served as an Assistant Secretary of the Company and Giant Arizona. Mr. Bullerdick joined Giant Arizona in June 1987 as Corporate Counsel. In August 1995, he was appointed Assistant General Counsel of Giant Arizona, and in 1998, he was appointed Associate General Counsel; Manager, Legal Department; and Manager, Regulatory Affairs.

      Mark B. Cox has served as Vice President, Treasurer, Financial Officer and Assistant Secretary of the Company and Giant Arizona since December 1998. On March 29, 2002, Mr. Cox was named Chief Financial Officer. From September 1998 to December 1998, Mr. Cox served as Treasurer and Assistant Secretary of the Company and Giant Arizona. From December 1996 to September 1998, Mr. Cox served as Treasurer of the Company and Giant Arizona. From October 1994 to December 1996, Mr. Cox served as Assistant Treasurer of Giant Arizona.

      Gary R. Dalke has served as Vice President, Controller, Accounting Officer and Assistant Secretary of the Company and Giant Arizona since December 1998. On March 29, 2002, Mr. Dalke was named Chief Accounting Officer. From September 1998 to December 1998, Mr. Dalke served as an Assistant Secretary of the Company and Giant Arizona. From April 1998 to September 1998, Mr. Dalke served as Chief Information Officer of Giant Arizona, and from July 1998 to December 1998, Mr. Dalke served as the Controller for Giant Arizona. From January 1990 to June 1997 when it was acquired by Giant Arizona, Mr. Dalke served as Chief Financial Officer of Phoenix Fuel. From January 1997 to June 1997, Mr. Dalke also was Vice President of Phoenix Fuel. Following the acquisition, Mr. Dalke was Vice President and Chief Financial Officer of Phoenix Fuel from June 1997 to July 1998, and from June 1997 to September 1998, he also was Treasurer of Phoenix Fuel.

Board Meetings and Committees of the Board

      The Board held 14 meetings during 2002. The Board has established a standing Audit Committee, Compensation Committee and Nominating Committee. During 2002, the Board also established a Stock Incentive Plan Committee. During 2002, all incumbent directors attended 75% or more of the aggregate of: (i) the total number of meetings of the Board, and (ii) the total number of meetings of all committees on which such director served.

      The Audit Committee of the Board of Directors is comprised of Messrs. Rapport (Chairman), Bernitsky, DeRoin and Klimley. The Audit Committee, among other functions: (i) recommends to the Board the appointment of the Company’s independent auditors; (ii) ensures that the independent auditors provide annually to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Company; (iii) actively engages in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors; (iv) recommends that the Board take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence; (v) receives the audit reports and audit plans submitted by the independent auditors from time to time and submits the same to the Board with the Audit Committee’s recommendations and comments; (vi) reviews and discusses the Company’s audited financial statements with management; (vii) discusses with the independent auditors any matters required to be discussed by applicable accounting or auditing standards; (viii) performs such duties as are imposed on the Audit Committee under the rules of the Securities and Exchange Commission and the New York Stock Exchange; (ix) consults with the independent auditors on the adequacy and effectiveness of internal controls; (x) reviews and reassesses the continued adequacy of the Audit Committee Charter on an annual basis; and (xi) takes such other actions as the Audit Committee considers appropriate to carry out the normal functions of an audit committee. The Audit Committee held seven meetings during 2002.

      The Compensation Committee of the Board is comprised of Messrs. Kalen (Chairman), Rapport, DeRoin and Klimley. During 2002, the function of the Compensation Committee was to determine the compensation of the Chief Executive Officer and the Chief Financial Officer. It also reviewed, modified, if necessary, and approved recommendations by the Chief Executive Officer as to the compensation of other officers and certain key personnel. The Compensation Committee held four meetings during 2002.

      As a result of recent developments in corporate governance standards as well as changes in the Company’s operations since the original charter was adopted, in March 2003, the Company adopted a new charter for the Compensation Committee. Under the new charter, the function of the Compensation Committee is to oversee the administration of the Company’s compensation programs, set the compensation for each of the Company’s Chief Executive Officer and the Company’s President, review the compensation of executive officers, prepare any report on executive compensation required by the rules and regulations of the Securities and Exchange Commission, and address any further compensation matters requested by the Board. As required by the new charter, the Compensation Committee consists of at least three members of the Board, including a chairperson, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise “independent” under the rules of the New York Stock Exchange.

      During 2002, the Board established a Stock Incentive Plan Committee to oversee the administration of the Company’s 1989 Stock Incentive Plan and the Company’s 1998 Stock Incentive Plan, as each may be amended (collectively, the “Stock Plans”). The Stock Incentive Plan Committee is comprised of Messrs. DeRoin (Chairman) and Rapport. The Stock Incentive Plan Committee held two meetings during 2002.

      The Nominating Committee of the Board of Directors is comprised of Messrs. Holliger (Chairman), Acridge, Bernitsky, Kalen and DeRoin. The Nominating Committee studies and makes recommendations concerning the composition of the Board and the committees thereof, reviews the qualifications of potential candidates for director of the Company and recommends to the Board nominees for election as directors. The Nominating Committee also will consider as nominees for director persons recommended by the stockholders. Such recommendations should be sent to the Secretary of the Company not later than 120 days preceding the next Annual Meeting of Stockholders at which directors are to be elected and should include the address of the person and a brief description of his or her qualifications. The Nominating Committee did not meet during 2002, and its functions were performed as a part of a meeting of the full Board.

Compensation of Directors

      Each director who is not an employee of the Company is entitled to compensation for services rendered as a board member calculated as follows: (i) $1,500 per month for each calendar month or portion thereof during which such person was a director, (ii) $1,500 for each in-person meeting and $500 for each telephonic meeting of the Board attended by such director, and (iii) $750 for the Chairman and $500 for each member of the Board’s Audit, Compensation and Nominating Committees for each in-person committee meeting attended by such director. In addition, all directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

EXECUTIVE COMPENSATION

      The following table sets forth the compensation paid to both individuals that served as the Chief Executive Officer of the Company for a portion of 2002 and the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of 2002 (collectively, the “named executive officers”) for services rendered to the Company and its subsidiaries during the periods indicated.

Summary Compensation Table

						Long-Term
						Compensation
	Annual Compensation					Awards

					Other	Securities	All Other
					Annual	Underlying	Compen-
		Salary	Bonus		Compen-	Options/	sation
Name and Principal Position	Year	($)(1)	($)		sation($)	SARS(#)	($)(2)

Fred L. Holliger(3)	2002	$366,000	$–0–		$(4)	–0–	$13,684
Chairman of the Board and	2001	360,577	300,000		(4)	27,000	8,151
Chief Executive Officer	2000	351,900	112,300		(4)	–0–	15,395
Morgan Gust(3)	2002	271,300	–0–		(4)	–0–	13,684
President	2001	267,269	300,000		(4)	27,000	8,151
	2000	260,820	109,100		(4)	–0–	15,395
C. Leroy Crow	2002	180,000	–0–		(4)	20,000	13,384
Executive Vice President	2001	175,769	125,000		(4)	17,500	8,001
of Refining Group Strategic	2000	167,504	246,000	(5)	(4)	–0–	15,395
Business Unit
Carl D. Shook	2002	189,000	–0–		(4)	15,000	13,384
Executive Vice President of	2001	186,140	95,000		(4)	12,000	8,001
Refining Group Strategic	2000	182,241	50,000		(4)	–0–	15,395
Business Unit
Jack W. Keller	2002	180,000	55,000		(4)	24,000	13,384
President of the Phoenix	2001	177,038	50,000		(4)	17,500	8,180
Fuel Strategic Business Unit	2000	173,000	236,100	(5)	(4)	–0–	15,395
James E. Acridge(3)	2002	167,731	–0–		45,163 (6)	–0–	261,484
	2001	604,504	870,000		804,979 (7)	–0–	8,151
	2000	589,950	400,000		108,317 (8)	–0–	47,975

(1)	Includes compensation deferred at the election of the named executive officer.

(2)	The amounts disclosed in this column for 2002 represent the following:

Description	Holliger	Gust	Crow	Shook	Keller	Acridge

401(k) Match	$5,250	$5,250	$5,100	$5,100	$5,100	$5,250
Discretionary 401(k) Contribution for 2001 made in 2002.	8,434	8,434	8,284	8,284	8,284	8,434
Pay out of accrued vacation in connection with termination	–0–	–0–	–0–	–0–	–0–	59,000
Voluntary salary continuation paid through July 26, 2002 following termination	–0–	–0–	–0–	–0–	–0–	188,800

(3)	On March 29, 2002, Mr. Acridge was terminated as President and Chief Executive Officer of the Company and replaced as Chairman of the Board. At the same time, Mr. Holliger was elected Chairman of the Board and Chief Executive Officer, and Mr. Gust was elected President.

(4)	No such compensation was paid other than perquisites and other personal benefits (including any car allowances and any amounts paid for group medical insurance premiums in excess of amounts paid generally for all salaried employees) that have not been included because their aggregate value did not meet the reporting threshold of the lesser of $50,000 or 10 percent of salary plus bonus.

(5)	$180,000 of the total bonus received in 2000 by each of Mr. Crow and Mr. Keller represents the final installment of a stay-on bonus the Company agreed to pay to Mr. Crow and Mr. Keller in connection with Giant Arizona’s acquisition of Phoenix Fuel in 1997.

(6)	Total for 2002 includes the incremental cost to the Company attributable to Mr. Acridge’s personal use of the Company aircraft, which was $38,907.

(7)	Total for 2001 includes the following items: (i) $251,078, which represents the cash surrender value of a life insurance policy transferred to Mr. Acridge, (ii) $240,833, which represents an interest payment the Company made on behalf of an entity controlled by Mr. Acridge, and (iii) $204,293, which represents an expense reimbursement made to Mr. Acridge that was classified as income for tax purposes. With respect to the life insurance policy transferred to Mr. Acridge, this policy and life insurance policies for another executive had been issued prior to the Company’s going public in 1989. In connection with its determination that the policy should be transferred to Mr. Acridge, the Board considered historical information and other relevant matters relating to the policy, including the fact that several life insurance policies on the other executive’s life had previously been transferred to that executive.

(8)	Total for 2000 includes the incremental cost to the Company attributable to Mr. Acridge’s personal use of the Company aircraft, which was $97,950.

      The following table sets forth information concerning options granted to the named executive officers in 2002.

Option Grants in Last Fiscal Year

					Potential Realizable Value
	Number of	Percent of			at Assumed Annual Rates
	Securities	Total Options			of Stock Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term(2)
	Options	Employees in	Base Price	Expiration
Name	Granted(#)(1)	Fiscal Year	($/Share)	Date	5%	10%

Fred L. Holliger	–0–	N/A	N/A	N/A	N/A	N/A
Morgan Gust	–0–	N/A	N/A	N/A	N/A	N/A
C. Leroy Crow	20,000	11.7%	$2.85	December 10, 2012	$35,847	$90,843
Carl D. Shook	15,000	8.8%	$2.85	December 10, 2012	$26,885	$68,132
Jack W. Keller	24,000	14.0%	$2.85	December 10, 2012	$43,016	$109,012
James E. Acridge	–0–	N/A	N/A	N/A	N/A	N/A

(1)	The options are exercisable at a price equal to the closing price of the Company’s Common Stock on the date of grant (December 11, 2002). One-half of each grant vests on December 11, 2003, and the remaining one-half vests on December 11, 2004.

(2)	The 5% and 10% assumed rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of future Common Stock prices.

      The following table provides information on option exercises during 2002 by the named executive officers and the value of such officers’ unexercised options at December 31, 2002.

Aggregated Option/ SAR Exercises In Last Fiscal Year

And Fiscal Year-End Option Values

			Number of	Value of
			Securities Underlying	Unexercised In-the-Money
	Shares		Unexercised Options/SARS	Options/SAR
	Acquired On		at Fiscal Year-End (#)	at Fiscal Year-End ($)
	Exercise	Value	Exercisable/	Exercisable/
Name	(#)	Realized ($)	Unexercisable	Unexercisable(1)

Fred L. Holliger	–0–	–0–	80,000/ 9,000	–0–/–0–
Morgan Gust	10,000	$62,000	78,000/ 9,000	–0–/–0–
C. Leroy Crow	–0–	–0–	11,666/25,834	–0–/$2,000
Carl D. Shook	7,500	$46,500	14,000/19,000	–0–/$1,500
Jack W. Keller	–0–	–0–	11,666/29,834	–0–/$2,400
James E. Acridge	–0–	–0–	55,800/–0–	–0–/–0–

(1)	Calculated based upon the difference between the closing market price per share for the Company’s Common Stock on December 31, 2002, as reported by the New York Stock Exchange, and the exercise price.

Employment Agreements

      The Company has entered into employment agreements with Mr. Acridge, Mr. Holliger and Mr. Gust. In 2002, however, the Company terminated Mr. Acridge pursuant to the terms of his employment agreement. At the time of his termination, the agreement for Mr. Acridge provided for base salary at an annual rate of $613,600. The agreements for Mr. Holliger and Mr. Gust currently provide for base salary at an annual rate as follows: Mr. Holliger — $366,000, and Mr. Gust — $271,300. The amounts are subject to change during the respective terms of the agreements as the Board deems appropriate. The employment agreements for Mr. Holliger and Mr. Gust expire on December 10, 2003 and automatically extend for successive one-year periods thereafter unless notice of termination is given by the executive or the Company. Each agreement provides that the executive is entitled to participate in any discretionary bonus, stock, option, profit sharing, life insurance, hospitalization and medical coverage, and such other benefit plans that may be applicable to the Company’s senior executive employees.

      If, absent a change in control of the Company (as defined in the agreement), the executive’s employment is terminated by reason of his death or disability (as defined in the agreement), by the Company with cause or by the executive with or without good reason (as defined in the agreement), the executive (or his estate or beneficiaries) is entitled to: (i) any base salary that has accrued but not been paid as of the termination date, (ii) reimbursement for expenses incurred by the executive in accordance with applicable Company policy prior to the date of termination, (iii) any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans, together with any amounts required to be paid in the event of the executive’s death or disability by applicable law, (iv) any discretionary bonus with respect to a prior fiscal year that has been accrued and been earned but has not been paid, (v) exercise all vested, unexercised stock options outstanding at the termination date in accordance with the plans pursuant to which such options were issued, and (vi) a right of first refusal to cause the transfer, to the extent permitted by the terms of the policies, of the ownership of all key-man life insurance policies maintained by the Company on the executive, such transfer to be at the sole cost and expense of the executive (these amounts collectively referred to as the “Termination Amounts”).

      If, absent a change in control of the Company, the executive’s employment is terminated by the Company without cause or the Company or the Board gives written notice to the executive of its intention not to renew the term of the employment agreement, the executive is entitled to receive: (i) the Termination

Amounts, and (ii) a lump sum payment equal to his then effective full annual base salary, unless the termination becomes subject to arbitration, in which case the executive is not entitled to receive any amounts (except those amounts the Company is required to pay by law) until the completion of the arbitration and the rendering of the arbitrators’ decision.

      If, at any time within a three-year period following a change in control of the Company, the executive’s employment is terminated by reason of the executive’s death or disability, by the Company with or without cause or by the executive with good reason, or if during such three-year period the term of the agreement is not extended, the executive is entitled to: (i) the Termination Amounts except the rights related to vested stock options described in item (v) above, and (ii) a lump sum payment in an amount equal to three times the sum of (x) the executive’s then effective base salary, and (y) the average of the annual bonuses paid to the executive for the three fiscal years immediately preceding the fiscal year in which the termination occurs. In addition, all unvested stock options or other stock awards owned by the executive that would otherwise have vested after the termination date shall become fully vested and exercisable at the termination date, and the executive (or his estate or beneficiaries) shall have the right to exercise all vested, unexercised stock options or awards outstanding at the termination date (including the accelerated options and awards) in accordance with the terms (except the vesting terms with respect to the accelerated options and awards) of the plans and agreements pursuant to which such options and other awards were issued. For Federal income tax purposes, Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), may limit the deductibility to the Company of any such lump sum payment by the Company. In addition, the Code may require the executive to pay an excise tax on certain amounts in excess of the limits prescribed by the Code. Upon written request to the Company by the executive, the Company must reimburse the executive for certain amounts related to the excise tax paid by the executive.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (“Securities Act”), or the Securities Exchange Act of 1934, as amended (“Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the total return graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9) of Regulation S-K. For purposes of this Compensation Committee Report only, references to the “Company” includes the Company and its subsidiaries.

      During 2002, the duties of the Committee included: (i) establishing the appropriate level of compensation for the Chief Executive Officer and the Chief Financial Officer, (ii) reviewing, modifying if necessary, and approving the Chief Executive Officer’s recommendations for compensation of other officers and certain key personnel, and (iii) reviewing and adopting annual bonus plans for management. In addition to the Committee, during 2002 the Board established a Stock Incentive Plan Committee (the “SIP Committee”) that was responsible for overseeing the administration of the Company’s 1989 Stock Incentive Plan and the Company’s 1998 Stock Incentive Plan (collectively, the “Stock Plans”). Although the SIP Committee oversees the administration of the Stock Plans, any transaction between the Company or the Stock Plans and an executive officer of the Company that involves a grant, award or other acquisition of the Company’s equity securities must be approved by the Board if SIP Committee approval would not exempt the transaction from Section 16(b) of the Exchange Act.

      As a result of recent developments in corporate governance standards as well as changes in the Company’s operations since the original charter was adopted, in March 2003, the Company adopted a new charter for the Compensation Committee. Under the new charter, the function of the Compensation Committee is to oversee the administration of the Company’s compensation programs, set the compensation for each of the Company’s Chief Executive Officer and the Company’s President, review and approve the compensation of executive officers, prepare any report on executive compensation required by the rules and regulations of the Securities and Exchange Commission, and address any further compensation matters requested by the Board. As required by the new charter, the Compensation Committee consists of at least three members of the Board, including a chairperson, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise “independent” under the rules of the New York Stock Exchange.

      Annual bonus plans generally include criteria for cash bonuses for key personnel who, by the nature and scope of their positions, significantly impact the overall results and success of the Company. The purpose of the 1989 Stock Incentive Plan is to enable the Company to obtain and retain competent personnel who will contribute to the Company’s success by their ability, ingenuity and industry and to provide incentives to the participating officers and other key employees that are linked directly to increases in stockholder value. The purpose of the 1998 Stock Incentive Plan is to attract, retain and motivate officers and other key employees of and consultants to the Company and to provide such persons with incentives and rewards for superior performance linked to the profitability of the Company’s business and increases in stockholder value.

      The major elements considered by the Committee and the SIP Committee in establishing executive compensation are the following:

(1) The level of compensation paid to executive officers in similar positions by other companies. To ensure that pay is competitive, the Committee, from time to time, compares the Company’s total compensation and benefits packages with those of other companies in the same or similar industries or with other similar attributes such as size or capitalization. Some, but not all, of these companies are included in the S&P Industrials Index and the S&P Energy Composite Index that are used for comparative purposes in the total return graph which follows this report. Many of the companies used in such indexes are engaged in different businesses than those engaged in by the Company and almost all are larger. The Committee recognizes that the Company’s asset and business mix is rather unique given the Company’s relatively small size, making direct comparisons of compensation difficult. The Committee also recognizes, however, that total compensation for similar positions must be competitive to attract and retain competent executives.

(2) The individual performance of each executive officer. Individual performance includes any specific accomplishments of such executive officer, demonstration of job knowledge and skills, teamwork and demonstration of the Company’s core values.

(3) The responsibility and authority of each position relative to other positions within the Company.

(4) Corporate performance. Corporate performance is evaluated both subjectively and objectively. Subjectively, the Committee discusses and makes its own determination of how the Company performed relative to the opportunities and difficulties encountered during the year and relative to the performance of competitors and business conditions. Objectively, corporate performance is measured by earnings, cash flow and other financial results compared to budgeted results.

(5) Incentives for executive officers to make decisions and take actions that will increase the market value of the Company’s Common Stock over the long-term and that encourage such officers to remain with the Company as long-term employees.

      In the case of base salary and awards granted under the Stock Plans to executive officers, the application and weight given each of these factors is not done mechanically or quantitatively, but rather the Committee and the SIP Committee use their discretion, best judgment and the experience of their members to examine the totality of all of the relevant factors. In exercising this discretion, the Committee and the SIP Committee believe that they generally tend to give greater weight to factors (1), (2), and (3) above in fixing base salary and any merit/cost of living increase and to factor (5) in making awards under the Stock Plans. In applying factor (1), the Committee believes that total compensation does not exceed the third quartile of amounts paid to equally competent employees in similar positions at other companies, after giving effect to the fact that the Company does not have a defined benefit or actuarial pension plan while contributions by companies with such plans tend to be quite significant, and the belief that the Company has historically granted fewer stock options than appears to be the practice at other companies.

      In applying the foregoing compensation policies, and particularly considering the Company’s performance during 2002, the Committee concluded that neither the Chief Executive Officer (the “CEO”) nor the Company’s other executive officers should receive an increase in their base salary. For the same reasons, the Committee did not adopt a cash bonus plan for 2002. As such, except as set forth below, neither the CEO nor any of the Company’s executive officers received a cash bonus for 2002. The head of the Company’s Phoenix Fuel strategic business unit, however, received a cash bonus directly attributable to the earnings of his strategic business unit exceeding the unit’s budget.

      Although salary increases and cash bonuses were not made to the Company’s executive officers, certain of the Company’s executive officers, but not the CEO or the President, were awarded stock options in 2002. The stock options are intended to qualify as “incentive stock options” under the Internal Revenue Code. In awarding the options, the SIP Committee considered, among other things: (i) the contributions of each of the recipients to the Company during 2002, and (ii) the incentives that the potential stock options may create for the recipients to make decisions and take actions that will increase the market value of the Company’s Common Stock over the long-term and encourage such individuals to remain with the Company as long-term employees.

      Section 162 of the Internal Revenue Code includes a provision limiting tax deductions for certain executive compensation in excess of $1,000,000 for each executive. Qualified performance based compensation (which generally requires shareholder approval), payments made to tax qualified retirement plans and the payment of excludable fringe benefits are, however, not included in the deduction limit. In addition, compensation otherwise subject to the limit paid pursuant to a binding written contract in effect on February 17, 1993 and at all times thereafter is not subject to the deduction limit. The Committee has analyzed the impact of this tax law on the compensation policies of the Company, and has decided for the present to not modify the compensation policies of the Company based on such tax law. The Committee will periodically reconsider its decision as circumstances dictate.

Compensation Committee:	Stock Incentive Plan Committee:
Richard T. Kalen, Jr. (Chairman)	Larry L. DeRoin (Chairman)
Larry L. DeRoin	George M. Rapport
George M. Rapport
Brooks J. Klimley

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG THE COMPANY,

S&P INDUSTRIALS INDEX, AND S&P ENERGY COMPOSITE INDEX(1)

	Base
	Period
Company Index	Dec 97	Dec 98	Dec 99	Dec 00	Dec 01	Dec 02

Giant Industries, Inc.	$100.00	$49.95	$44.62	$38.96	$49.18	$15.72
S&P Industrials-LTD	$100.00	$133.70	$168.30	$140.95	$124.50	$94.73
Energy-500	$100.00	$100.63	$119.47	$138.20	$123.83	$110.05

(1)	Assumes $100 invested on December 31, 1997, and dividends reinvested. Historical performance does not necessarily predict future results.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No member of the Compensation Committee was an officer or employee or former officer or employee of the Company or any of its subsidiaries. During 2002, there were no relationships required to be disclosed pursuant to Item 402(j)(3) of Regulation S-K.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth information concerning the beneficial ownership of the Company’s Common Stock as of March 24, 2003 (unless otherwise noted) by: (i) each director and nominee for director of the Company, (ii) each named executive officer, and (iii) all executive officers and directors of the Company as a group (16 persons). Except as otherwise indicated, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of the Company’s Common Stock, except to the extent that authority is shared by spouses under applicable law. The Common Stock constitutes the only outstanding class of equity securities of the Company.

			Options
			Exercisable
			Within 60				Total
			Days of				Beneficially	Percent
Name	Common Stock		March 24		401(k)(1)		Owned	of Class

Fred L. Holliger	23,927	(2)	89,000		11,577		124,504	*
Morgan Gust	10,500		87,000		7,255		104,755	*
C. Leroy Crow	0		17,500		1,645		19,145	*
Carl D. Shook	7,500		18,000		1,613		27,113	*
Jack W. Keller	0		17,500		1,645		19,145	*
James E. Acridge	308,442	(3)	55,800		0		364,242	4.22%
Anthony J. Bernitsky	30,000	(4)	0	(5)	0	(5)	30,000	*
Larry L. DeRoin	1,000		0	(5)	0	(5)	1,000	*
Brooks J. Klimley	0		0	(5)	0	(5)	0	*
Richard T. Kalen, Jr.	100		0	(5)	0	(5)	100	*
George Rapport	1,000		0	(5)	0	(5)	1,000	*
Executive Officers and Directors as a Group (16 Persons)	386,094		350,800		39,835		776,729	8.71%

*	Less than 1%

(1)	The amount listed is the approximate number of shares of Company Common Stock allocated to the Giant Stock Fund portion of the individual’s account in the Giant Industries, Inc. and Affiliated Companies 401(k) Plan (the “401(k)”) as of December 31, 2002. The Giant Stock Fund is a unitized stock fund composed primarily of Company Common Stock and a small amount (approximately 5%) of short-term money market funds. Ownership in the Giant Stock Fund is measured in units rather than shares of Company Common Stock. Each 401(k) participant has the right to direct the Trustee of the 401(k) to vote the participant’s proportionate share of all shares of Company Common Stock underlying the units in the Giant Stock Fund with such proportionate share being determined by multiplying the total number of underlying shares held in the Giant Stock Fund by a fraction, the numerator of which is the number of underlying shares allocated to such participant and the denominator of which is the number of underlying shares allocated to all participants’ accounts as of the Record Date. The Trustee of the 401(k) and the participants have shared dispositive power with respect to the underlying shares allocated to a participant’s account.

(2)	Includes 1,000 shares of Common Stock owned by Mr. Holliger’s minor child as to which Mr. Holliger disclaims beneficial ownership.

(3)	According to a Form 4, dated March 7, 2002, filed with the Securities and Exchange Commission (the “SEC”), Mr. Acridge is the owner of 1,400,695 shares of the Company’s Common Stock. The Form 4 is the most recent Form 4 or Form 5 filed for Mr. Acridge. According to the Form 4, such amount includes

200 shares of the Company’s Common Stock owned by Mr. Acridge’s wife as to which Mr. Acridge disclaims beneficial ownership. Publicly available filings obtained by the Company in the course of Mr. Acridge’s personal bankruptcy proceeding indicate, however, that a substantial number of Mr. Acridge’s shares of Company Common Stock have been sold. Based on those filings and information provided by the Company’s transfer agent, the Company believes that Mr. Acridge currently owns 308,442 shares of the Company’s Common Stock. Such amount includes the 200 shares of the Company’s Common Stock owned by Mr. Acridge’s wife as to which Mr. Acridge previously disclaimed beneficial ownership. The Company is, however, aware that a motion to lift the stay imposed by the filing of a bankruptcy petition has been granted that relates to 105,471 of such shares. This could result in the sale of such shares. In addition, the Company is aware that the stay applicable to another 144,040 of such shares has been lifted and the Company has received notice of a private sale planned for such shares. The Company believes that the trustee appointed in his bankruptcy proceeding has the right to direct the voting of the shares owned directly by Mr. Acridge and control the disposition of such shares.

(4)	Shares are held in a living trust in which Mr. Bernitsky and his spouse are settlors, co-trustees and beneficiaries.

(5)	To date, non-employee directors have not participated in the Company’s stock incentive plans or the 401(k).

SHARES OWNED BY CERTAIN SHAREHOLDERS

      The following table sets forth information concerning the beneficial ownership of the Company’s Common Stock as of March 24, 2003 (unless otherwise noted) by each stockholder who is known by the Company to own beneficially in excess of 5% of the Company’s outstanding Common Stock. Except as set forth below, no other person or entity is known by the Company to beneficially own more than 5% of its outstanding Common Stock.

	Amount and
	Nature of
	Beneficial	Percent
Name and Address of Beneficial Owners	Ownership	of Class

Fidelity Management Trust Company, as Trustee of Giant Industries, Inc. 401(k) Plan(1)	1,152,214	13.44%
82 Devonshire Street, C8A
Boston, Massachusetts 02109
FMR Corp.(2)	901,600	10.52%
82 Devonshire Street
Boston, Massachusetts 02109
Dimensional Fund Advisors Inc.(3)	757,400	8.84%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
ROI Capital Management, Inc.(4)	558,300	6.51%
17 E. Sir Frances Drake Blvd., Suite 225
Larkspur, California 94939

(1)	As of February 28, 2003.

(2)	Such shares are as reported on a Schedule 13G, dated May 10, 2001, filed by FMR Corp. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 901,600 shares of the Common Stock outstanding of the Company as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 901,600 shares of the Common Stock outstanding. Fidelity Low Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 901,600 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(3)	Such shares are as reported on a Schedule 13G, dated February 3, 2003, filed by Dimensional Fund Advisors Inc. (“Dimensional”). The Schedule 13G states that Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (as used in this paragraph only, collectively, the “Funds”). The Schedule 13G further states that in its role as investment advisor or manager, Dimensional possesses both voting and/or investment power over the Company’s Common Stock owned by the Funds, and may be deemed to be beneficial owner of the Company’s Common Stock held by the Funds. The Schedule 13G states that all the Company’s Common Stock reported in the Schedule 13G is owned by the Funds, and that Dimensional disclaims beneficial ownership of such securities.

(4)	Such shares are as reported on a Schedule 13G, dated January 13, 2003, filed by ROI Capital Management, Inc. (“ROICM”). The Schedule 13G states that ROICM is deemed to be the beneficial owner of the shares described in the Schedule 13G pursuant to separate arrangements whereby it acts as investment adviser to certain persons, including ROI Partners, L.P. The Schedule 13G further states that each person for whom ROICM acts as investment adviser has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities purchased or held pursuant to such arrangements. The Schedule 13G also states that Mitchell J. Soboleski and Mark T. Boyer are deemed to be the beneficial owners of the number of securities described in the Schedule 13G pursuant to their ownership interest in ROICM.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3 and 4 and any amendments thereto furnished to the Company during 2002, and Forms 5 and any amendments thereto furnished to the Company with respect to 2002, or written representations that no Forms 5 were required, the Company believes that, except as set forth below, each person who at any time during 2002 was a director, officer, or greater than 10 percent beneficial owner filed on a timely basis reports required by Section 16(a) during 2002 and prior fiscal years.

      As discussed more fully on page 14 above, according to a Form 4, dated March 7, 2002, filed with the SEC, Mr. Acridge is the owner of 1,400,695 shares of the Company’s Common Stock. The Form 4 is the most recent Form 4 or Form 5 filed for Mr. Acridge. In the course of Mr. Acridge’s pending personal bankruptcy proceeding, the publicly available filings obtained by the Company indicate that a substantial number of Mr. Acridge’s shares of Company Common Stock have been sold. The Company believes that such transactions required the filing of Form 4’s or a Form 5. To date, the Company is not aware of any such filings that were made for Mr. Acridge and the Company has not received a written representation from Mr. Acridge stating that no Form 5 was required. From the information available to the Company, however, it is unclear precisely how many reports were late or the number of transactions that were not reported on a timely basis.

LEGAL PROCEEDINGS

      On July 22, 2002, Mr. Acridge filed a lawsuit in the Superior Court of Arizona for Maricopa County against current Company officers Messrs. Holliger, Gust, Cox, and Bullerdick, and current Company directors Messrs. Bernitsky, Kalen, and Rapport, and as yet unidentified accountants, auditors, appraisers, attorneys, bankers and professional advisors (the “Lawsuit”). Mr. Acridge alleged that the defendants wrongfully interfered with his employment agreement and caused the Company to fire him. The complaint sought unspecified general compensatory damages, punitive damages, and costs and attorneys’ fees. The complaint also stated that Mr. Acridge intended to initiate a separate arbitration proceeding against the Company, alleging that the Company breached his employment agreement and violated an implied covenant of good faith and fair dealing. The court subsequently ruled that the claims raised in the Lawsuit were subject to arbitration and the Lawsuit was dismissed. Arbitration proceedings in connection with the claims described above have not yet been initiated. If proceedings are initiated, the claims will be defended vigorously. The Company believes that the named officers and directors of the Company are entitled to indemnification from the Company in connection with the defense of, and any liabilities arising out of, the claims asserted by Mr. Acridge.

      Mr. Acridge personally, and three entities controlled by Mr. Acridge, have commenced Chapter 11 bankruptcy proceedings. The entities controlled by Mr. Acridge are Pinnacle Rodeo LLC (“Pinnacle Rodeo”), Pinnacle Rawhide LLC (“Pinnacle Rawhide”), and Prime Pinnacle Peak Properties, Inc. (“Prime Pinnacle”). The four bankruptcy cases are jointly administered. The Company is pursing numerous claims as a creditor in the bankruptcy proceedings relating to Pinnacle Rodeo, Pinnacle Rawhide and Prime Pinnacle and in Mr. Acridge’s personal bankruptcy. These claims currently aggregate approximately $7,000,000. It is unknown whether and to what extent creditors, including the Company, will receive any recovery on their respective debts from any of the four bankruptcy estates.

      As discussed in more detail below under Certain Transactions, the Company also is involved in litigation with the bankruptcy estate of Prime Pinnacle related to leasing and subleasing of certain space currently used for an inn.

CERTAIN TRANSACTIONS

      Until August 16, 2001, when the lease was canceled, an entity formerly controlled by Mr. Acridge leased approximately 3,900 square feet of excess office space in the Company’s headquarters building. The entity paid annual rent of $26.00 per square foot. The entity owes Giant Arizona $64,440 plus interest and late charges under the terms of the lease. At present, these amounts remain unpaid and are included in the claims being made by the Company in the bankruptcy cases discussed above.

      Giant Arizona has executed a lease for approximately 5,590 square feet of office space in an office building owned by a limited liability company (the “Landlord”) in which the bankruptcy estate of Prime Pinnacle owns a 51% interest. Giant Arizona has executed a sublease for this space with Prime Pinnacle. The current annual rent under the lease and the sublease is $21.76 per square foot. The rent is subject to adjustment annually based on changes in the Consumer Price Index. The term of the lease is five years, terminating on July 1, 2003, with one option to renew for an additional five years, which the Company will not exercise. The term of the sublease is from April 1, 2000 through the earlier of the termination of the lease or July 31, 2003. In addition, if the term of the lease is extended, the sublessee has the option to extend the term of the sublease for the same period. Giant Arizona currently is not making rental payments and believes that the Landlord has been receiving payments directly from third parties. If necessary, Giant Arizona will vigorously defend any claims arising from this matter.

      In addition to the above described space, Giant Arizona has executed a lease for approximately 8,176 square feet of additional space from the Landlord described above. Giant Arizona has executed a sublease with a separate limited liability company controlled by Mr. Acridge for use of the space as an inn. The initial term for each of the lease and the sublease is for five years, terminating on June 30, 2003, with one option to renew for an additional five years, which the Company will not exercise, and the rent under each currently is $21.76 per square foot. The rent is subject to adjustment annually based on changes in the Consumer Price Index. The sublease also provides that Giant Arizona may terminate the sublease at any time upon 120 days prior written notice. Except in connection with the settlement negotiations discussed below, Giant Arizona has never made rental payments to the Landlord, and believes that the landlord received payments directly from the sublessee. In August 2001, the owner of the 49% interest in the Landlord notified Giant Arizona that the sublessee was delinquent on the payment of the rent due, and on or about December 28, 2001, such owner filed a derivative lawsuit for and on behalf of the Landlord against Giant Arizona to collect all amounts owing under the lease. Subsequently, the matter was referred to arbitration by court order. Pursuant to a letter dated January 16, 2002, the Company made a formal demand on the sublessee for the sublessee to pay all of the past due amounts and, on May 23, 2002, made a separate demand for arbitration of this matter. In September 2002, the Company entered into a settlement agreement, subject to certain action by the bankruptcy court, in which it agreed to pay the Landlord approximately $375,000 for rent and other monetary obligations allegedly due under the lease from May 2001 through October 2002, and agreed to be responsible for future rental payments. The settlement amounts are being paid into an escrow account pending bankruptcy court approval. The bankruptcy court has not yet taken the necessary action to approve the settlement, and as a result of developments in the Prime Pinnacle bankruptcy proceeding, settlement negotiations are continuing. If these negotiations are not successful, the amounts in the escrow will be returned to the Company and the Company intends to defend the matter vigorously. Notwithstanding the settlement negotiations, the Company’s arbitration action against the sublessee is still pending, and the Company has taken additional legal action to both replace the sublessee with a receiver and to evict the sublessee from the property.

      In February 2002, the Company retained Kalen & Associates, an executive search and consulting firm owned by Mr. Kalen, to identify potential candidates for a position at the Company’s refinery in Yorktown, Virginia. The total fee payable to Kalen & Associates was $78,375, plus reasonable expenses, if a candidate was hired, and $52,250, plus reasonable expenses, if a candidate was not hired. No candidate identified by Kalen & Associates was hired, so the fee paid to Kalen & Associates was $52,250.

      All of the material foregoing related party transactions were reviewed by the Board. It is the policy of the Board to review all related party transactions at least once a year.

INDEBTEDNESS OF MANAGEMENT

      In September 1998, the Company made a loan to Mr. Acridge (the “Loan”). The Loan was modified and extended on numerous occasions since its issuance. As of December 31, 2001, the Company established a reserve for the entire amount of the Loan plus interest accrued through December 31, 2001. The largest amount of indebtedness outstanding under the Loan since January 1, 2002 was $5,875,171.23, which included $875,171.23 of accrued interest. The amount of indebtedness outstanding as of March 15, 2003 was $5,875,171.23. Security for the Loan consists of pledges of membership interests in Pinnacle Rawhide, which the Company believes owned real property and improvements in Scottsdale, Arizona, and Pinnacle Rodeo, which the Company believes owned all of the membership interests in Pinnacle Rawhide. In the course of the bankruptcy proceedings of those entities, the bankruptcy court permitted the principal lienholder on the real property to take back title to the property. In view of this development, the Company has continued to maintain the reserve established as of December 31, 2001. The amount due under the Loan is, however, included in the claims being made by the Company in the bankruptcy cases discussed above.

AUDIT COMMITTEE REPORT

      The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) makes this report pursuant to Item 306 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the

Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Items 306(c) and (d) of Regulation S-K and Item 7(d)(3)(v) of Schedule 14A.

      In accordance with the written charter adopted by the Board, the Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal 2002, the Committee met seven times. Additionally, when not addressed at a meeting of the Committee, the Committee chair or his designee, as representative of the Committee, discussed the interim financial information contained in the Company’s quarterly earnings announcements with the Company’s accounting officer and Deloitte & Touche LLP, the Company’s independent auditors, prior to public release. Each member of the Committee is independent as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listed Company Manual.

      In discharging its oversight responsibility as to the audit process, the Audit Committee: (i) obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” (ii) discussed with the auditors any relationships that may impact their objectivity and independence, and (iii) satisfied itself as to the auditors’ independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls. In addition, the Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

      The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

      The Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2002 with management and the independent auditors. Management has the responsibility for preparing the Company’s financial statements and the independent auditors have the responsibility for auditing those statements.

      Based on the review and discussions with management and the independent auditors described in the preceding three paragraphs, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder ratification, of the independent auditors and the Board concurred in such recommendation.

Audit Committee:

George M. Rapport (Chairman)
Anthony J. Bernitsky
Larry L. DeRoin
Brooks J. Klimley

AUDIT FEES

      The aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements by Deloitte & Touche LLP, the Company’s principal accountant, for the fiscal year ended December 31, 2002, and the reviews of the financial statements included in the Company’s Forms 10-Q for such year, were $535,310.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      The aggregate fees billed for the professional services described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by Deloitte & Touche LLP for the fiscal year ended December 31, 2002 were $820,783.

ALL OTHER FEES

      The aggregate fees billed to the Company by Deloitte & Touche LLP for all services other than those described above under the headings “Audit Fees” and “Financial Information Systems Design and Implementation Fees” for the fiscal year ended December 31, 2002 were $405,362. Such fees primarily related to SEC related filings, audit-related services, including employee benefit plan audits, refinery attest procedures and new accounting standards, and tax consulting services.

      The Audit Committee has considered whether the provision of the services described above under the headings “Financial Information Systems Design and Implementation Fees” and “All Other Fees” by Deloitte & Touche LLP is compatible with maintaining the independence of Deloitte & Touche LLP, and has concluded that the provision of such services is compatible.

RATIFICATION OF APPOINTMENT OF AUDITORS

      The Board of Directors has appointed Deloitte & Touche LLP as independent auditors for the Company for the year ending December 31, 2003, subject to the ratification by the Stockholders at the Annual Meeting. Deloitte & Touche LLP served as independent auditors for the Company for the year ended December 31, 2002. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

      The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors.

STOCKHOLDERS’ PROPOSALS

      The Company welcomes comments or suggestions from its stockholders. In the event that a stockholder desires to have a proposal formally considered at the 2003 Annual Meeting of Stockholders, and evaluated by the Board for inclusion in the Proxy Statement for that meeting, the proposal must be received in writing by the Secretary of the Company at the address set forth on the first page hereof on or before November 28, 2003.

      In the event that a stockholder desires to present a proposal at the Company’s 2004 Annual Meeting without seeking to have the proposal included in the Company’s Proxy Statement, Company proxies will not be allowed to use their discretionary voting authority in connection with the proposal if the stockholder provides a written statement to the Company that the stockholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry the proposal. The statement must be provided to the Company within the time period specified in the Company’s Bylaws for the receipt of stockholder notices. The Company’s Bylaws provide that notice of a stockholder proposal must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the Annual Meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the Company must set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Amended and Restated Certificate of

Incorporation or By-Laws of the Company, the language of the proposed amendment; (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business; (iii) the class and number of shares of capital stock of the Company which are beneficially owned by such stockholder; and (iv) any material interest of such stockholder in such business. The stockholder must include the statement in the stockholder’s filed proxy materials. Immediately after the stockholder solicits the percentage of stockholders required to carry the proposal, the stockholder must also provide the Company with a statement from a solicitor or other person with knowledge confirming that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry the proposal. All statements should be sent in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement.

OTHER MATTERS

      The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matter proper for action at the Annual Meeting should be properly presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the Annual Meeting should be presented, the holders of the proxy will vote against consideration thereof or action thereon.

By Order of the Board of Directors

KIM H. BULLERDICK
Secretary, Vice President and General
Counsel

Scottsdale, Arizona

March 28, 2003

PROXY	GIANT INDUSTRIES, INC. 23733 North Scottsdale Road Scottsdale, Arizona 85255	PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF GIANT INDUSTRIES, INC.

     Gary R. Dalke, Mark B. Cox, and Kim H. Bullerdick, and each of them, are appointed proxies, with full power of substitution, to vote all of the stock of the undersigned shown on the reverse side hereof at the Annual Meeting of Stockholders of Giant Industries, Inc., to be held on Thursday, May 8, 2003, or at any postponement or adjournment thereof, with the same effect as if the undersigned were present and voting the stock on all matters set forth in the Notice of Annual Meeting of Stockholders, dated March 28, 2003, and the Proxy Statement, dated March 28, 2003, as directed on the reverse side hereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise directed, or if no direction is given, this Proxy will be voted FOR all of the nominees in Item 1, FOR Item 2 and in accordance with the best judgment of the proxies or any of them on any other matters which may properly come before the meeting.

PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED PREPAID ENVELOPE.

(Continued and to be signed on the other side.)

Giant Industries, Inc.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. ▪

     The Board of Directors recommends a vote FOR the nominees listed below and FOR Item 2.

1.	Election of Directors -

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
[ ]	[ ]	[ ]

Nominees:	Fred L. Holliger Brooks J. Klimley

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All Except” box and write that nominee’s name in the space provided below.)

2.	Ratification of the appointment of Deloitte & Touche LLP by the Board of Directors as the independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 2003.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

          The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement.

Dated:	,2003	Signature(s)

Please date and sign exactly as your name or names appear herein. Persons signing in a fiduciary capacity or as corporate officers should so indicate.

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED PREPAID ENVELOPE.